                                                                  EXHIBIT (D)(4)


                          CAPSTONE TURBINE CORPORATION

                           2000 EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT


      All capitalized terms used in this Stock Option Agreement without definition shall have the meanings ascribed to such terms in the Capstone Turbine Corporation 2000 Equity Incentive Plan (the "Plan").

I.    NOTICE OF STOCK OPTION GRANT

      Name

      You (the "Optionee") have been granted a Stock Option (the "Option") to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Stock Option Agreement. The terms of your grant are set forth below:


       Date of Grant:

       Vesting Commencement Date:

       Exercise Price per Share:           ____ per Share

       Total Number of Shares

       Granted:

       Total Exercise Price:               $

       Type of Option:                     ____  Incentive Stock Option

                                           ____  Non-Qualified Stock Option

       Term/Expiration Date:

      Exercise and Vesting Schedule:

      The Shares subject to this Option shall vest according to the following schedule:

      [TWENTY-FIVE PERCENT (25%)] of the Shares subject to the Option (rounded down to the next whole number of shares) shall vest one year after the vesting commencement date, and [1/48TH] of the Shares subject to the Option (rounded down to the next whole number of shares) shall vest in equal monthly installments thereafter, so that all of the Shares shall be vested [FORTY-EIGHT
(48) MONTHS] after the vesting commencement date.

      Termination Period:

      The Option shall terminate on the expiration date; provided, however, that if Optionee ceases to be a Service Provider prior to the expiration date, then the Option shall terminate earlier pursuant to Sections 6, 7 and 8 below.

II.   AGREEMENT

      1. Grant of Option. The Company hereby grants to the Optionee an Option to purchase the Common Stock (the "Shares") set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the "Exercise Price"). Notwithstanding anything to the contrary anywhere else in this Stock Option Agreement, the Option is subject to the terms, definitions and provisions of the Capstone Turbine Corporation 2000 Equity Incentive Plan adopted by the Company, which is incorporated herein by reference.

            If designated in the Notice of Stock Option Grant as an Incentive Stock Option, the Option is intended to qualify as an incentive stock option as defined in Section 422 of the Code; provided, however, that to the extent that the aggregate Fair Market Value of stock with respect to which incentive stock options (within the meaning of Code Section 422, but without regard to Code
Section 422(d)), including the Option, are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company or any Subsidiary) exceeds $100,000, such options shall be treated as not qualifying under Code Section 422, but rather shall be treated as Non-Qualified Stock Options to the extent required by Code Section
422. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

      2.    Exercise of Option.  The Option is exercisable as follows:

            (a)   Right to Exercise.

                  (i) The Option shall be exercisable cumulatively according to the vesting schedule set forth in the Notice of Stock Option Grant. For purposes of this Stock Option Agreement, Shares subject to this Option shall vest based on Optionee's continued status as a Service Provider.

                  (ii) The Option may not be exercised for a fraction of a Share.

                  (iii) In the event of Optionee's death, disability or other termination of the Optionee's status as a Service Provider, the exercisability of the Option is governed by Sections 6, 7 and 8 below.

                  (iv) In no event may the Option be exercised after the Expiration Date of the term of the Option as set forth in the Notice of Stock Option Grant.


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            (b) Method of Exercise. The Option shall be exercisable by written notice on the Exercise Notice form (the "Notice") attached hereto as Exhibit A. The Notice must state the number of Shares for which the Option is being exercised, and such other representations and agreements with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. The Notice must be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company at 21211 Nordhoff Street, Chatsworth, California 91311. The Notice must be accompanied by payment of the Exercise Price, including payment of any applicable withholding tax. Prior to the option exercise, the Optionee is encouraged to contact the appropriate designee in the Company's accounting office to determine the exact exercise price plus any applicable withholding tax. The Option shall be deemed exercised upon receipt by the Company of such written Notice accompanied by the Exercise Price and any applicable withholding tax in an acceptable method of payment as noted in paragraph 4 below.

            No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

      3. Lock-Up Period. Optionee hereby agrees that if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act or any applicable state laws, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

      4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

            (a) cash;

            (b) check;

            (c) with the consent of the Administrator, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator;

            (d) with the consent of the Administrator, surrender of other Shares which (A) in the case of Shares acquired from the Company, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised;


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
            (e) with the consent of the Administrator, surrendered Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Option or exercised portion thereof;

            (f) with the consent of the Administrator, property of any kind which constitutes good and valuable consideration; or

            (g) with the consent of the Administrator, delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale.

      5. Restrictions on Exercise. The Option may not be exercised until the Plan has been approved by the stockholders of the Company. If the issuance of Shares upon such exercise or if the method of payment for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, then the Option may also not be exercised. The Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation before allowing the Option to be exercised.

      6. Termination of Relationship. If Optionee ceases to be a Service Provider (other than for Cause or by reason of the Optionee's death or the total and permanent disability of the Optionee as defined in Code Section 22(e)(3)), the Option, to the extent vested as of the date on which Optionee ceases to be a Service Provider, shall remain exercisable for three (3) months from such date (but in no event later than the Expiration Date of the term of the Option as set forth in the Notice of Stock Option Grant). To the extent that the Option is not vested at the date on which Optionee ceases to be a Service Provider, or if Optionee does not exercise the Option within the time specified herein, the Option shall terminate. If Optionee's status as a Service Provider is terminated for Cause, the Option, whether vested (in whole or in part) or unvested, shall immediately terminate.

      7. Disability of Optionee. If Optionee ceases to be a Service Provider as a result of his or her total and permanent disability as defined in Code Section 22(e)(3), the Option, to the extent vested as of the date on which Optionee ceases to be a Service Provider, shall remain exercisable for twelve (12) months from such date (but in no event later than the Expiration Date of the term of the Option as set forth in the Notice of Stock Option Grant). To the extent that the Option is not vested as of the date on which Optionee ceases to be a Service Provider, or if Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

      8. Death of Optionee. If Optionee ceases to be a Service Provider as a result of the Optionee's death, the Option, to the extent vested as of the date of death, shall remain exercisable for twelve (12) months following the date of death (but in no event later than the Expiration Date of the term of the Option as set forth in the Notice of Stock Option Grant) by Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. To the


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extent that the Option is not vested as of the date of death, or if the Option is not exercised within the time specified herein, the Option shall terminate.

      9. Non-Transferability of Option. The Option may not be transferred in any manner except by will or by the laws of descent or distribution. It may be exercised during the lifetime of Optionee only by Optionee. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      10. Term of Option. The Option may be exercised only within the term set forth in the Notice of Stock Option Grant.


                            [Signature page follows]


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
            This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

                                          CAPSTONE TURBINE CORPORATION

                                          By:________________________________

                                          Name: Karen Clark

                                          Title: Sr. Vice President & CFO

      OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS STOCK OPTION AGREEMENT, NOR IN THE COMPANY'S 2000 EQUITY INCENTIVE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

      Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof. Optionee hereby accepts the Option subject to all of the terms and provisions hereof. Optionee has reviewed the Plan and the Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or the Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated: __________________          _________________________________________
                                   [OPTIONEE]


                                   Residence Address:

                                   _________________________________________

                                   _________________________________________


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
                                    EXHIBIT A

                          CAPSTONE TURBINE CORPORATION

                           2000 EQUITY INCENTIVE PLAN

                                 EXERCISE NOTICE


Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, CA 91311

Attention: [Title]

      1. Exercise of Option. Effective as of today, ___________, 20__, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "Shares") of Capstone Turbine Corporation (the "Company") under and pursuant to the Capstone Turbine Corporation 2000 Equity Incentive Plan (the "Plan") and the [ ] Incentive [ ] Non-Qualified Stock Option Agreement dated _____________, 20__ (the "Option Agreement").

      2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement. Optionee agrees to abide by and be bound by the terms and conditions of the Plan and the Option Agreement.

      3. Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 15 of the Plan. Optionee shall enjoy rights as a stockholder until such time as Optionee disposes of the Shares.

      4. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

      5. Successors and Assigns. The Company may assign any of its rights under the Option Agreement and the Exercise Notice (the "Notice") to single or multiple assignees, and this Notice shall inure to the benefit of the successors and assigns of the Company. This Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

      6. Interpretation. Any dispute regarding the interpretation of the Option Agreement and the Notice shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan (the "Administrator"), which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on the Company and on Optionee.

      7. Governing Law; Severability. The Option Agreement and the Notice shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflicts of law. Should any provision of this Option Agreement and the Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

      8. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown beneath its signature below, or to such other address as such party may designate in writing from time to time to the other party.

      9. Notice of Sales Upon Disqualifying Disposition. The Optionee shall promptly notify the Company designee if the Optionee disposes of any of the shares of common stock acquired on exercise of the Option within one (1) year from the date the Optionee exercises all or part of the Option or within two (2) yeas of the Date of Option Grant.

      10. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of the Option Agreement and the Notice.

      11. Delivery of Payment. Optionee herewith delivers to the Company at 21211 Nordhoff Street, Chatsworth, California 91311, the full Exercise Price for the Shares, as well as any applicable withholding tax. Calculation of the full Exercise Price as well as any applicable withholding taxes should be obtained from or verified by the appropriate designee in the Company's accounting office.

      12. Entire Notice. The Plan and Stock Option Agreement are incorporated herein by reference. This Notice, the Plan and the Stock Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.




                            [Signature page follows]


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Submitted by:                            Accepted by:

OPTIONEE:                                CAPSTONE TURBINE CORPORATION


By:                                      By:
    ------------------------------              --------------------------------
Name:                                    Name:
    ------------------------------              --------------------------------
                                         Title:
                                                --------------------------------


Residence Address:                       Corporate Address:

                                         CAPSTONE TURBINE CORPORATION
    ------------------------------
                                         21211 Nordhoff Street
    ------------------------------
                                         Chatsworth, CA   91311
    ------------------------------


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